MINERAL PROPERTY OPTION AGREEMENT

THIS AGREEMENT dated for reference January 4, 2005.

BETWEEN:

            GILLIAN WELLS, of ph 14 – 1356 56TH Street, Tsawwassen, British Columbia, V4L 2P7;

("Wells")

OF THE FIRST PART

AND:

NORTHERN EXPLORATIONS LTD., a body corporate, duly incorporated under the laws of the State of Nevada and having its head office at 470 Granville Street, Suite 1120, Vancouver, British Columbia, V6C 1V5;

("NORTHERN")

                                                             OF THE SECOND PART

WHEREAS:

A.          Wells is the registered and beneficial owner of one mineral claim located in the Nicola Mining Division, British Columbia, and known as the Cade claim, which claim is more particularly described in Schedule "A" attached hereto which forms a material part hereof (collectively, the "Claim");

B.          Wells has agreed to grant to Northern the sole and exclusive right, privilege and option to explore the Claim together with the sole and exclusive right, privilege and option to purchase a 90% interest in the Claim upon the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.          OPTIONOR'S REPRESENTATIONS

1.1         Wells represents and warrants to Northern that:

(a)

Wells is the registered and beneficial owner of the Claim and holds the right to explore and develop the Claim;

(b)

Wells holds the Claim free and clear of all liens, charges and claims of others, and the Wells has a free and unimpeded right of access to the Claim and have use of the Claim surface for the herein purposes;

(c)

The Claim has been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of the Province of British Columbia and is in good standing in British Columbia as of the date of this Agreement;

(d)

There are no adverse claims or challenges against or to Wells’ ownership of or title to the Claim nor to the knowledge of Wells is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Claim;

(e)

Wells has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which Wells is a party or by which he is bound or to which he is subject; and

(f)

No proceedings are pending for, and Wells is unaware of any basis for, the institution of any proceedings which could lead to the placing of Wells in bankruptcy, or in any position similar to bankruptcy.

1.2

The representations and warranties of Wells set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which Northern has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claim by Northern.

1.3

Wells will indemnify Northern from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by Wells and contained in this Agreement.

2.

NORTHERN'S REPRESENTATIONS

Northern warrants and represents to Wells that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.

GRANT OF OPTION

Wells hereby gives and grants to Northern the sole and exclusive right and option to acquire a 90% undivided right, title and interest in and to the Claim (the "Option") by performing the acts and deeds and paying the sums provided for in paragraph 4.

4.

CONSIDERATION FOR THE GRANT OF OPTION

4.1

In order to keep the Option granted to Northern in respect of the Claim in good standing and in force and effect, Northern shall be obligated to:

Cash Payment

(a)

pay to Wells $2,500 by March 31, 2005

Expenditure Commitments

(b)

incur, or cause to be incurred, exploration and development work on the Claim totalling at least $15,000 by December 1, 2006, which work shall be conducted by Northern under the direction of a qualified geologist or project engineer, as follows:

(i)

$5,000 in expenditures on the Claim by December 31, 2005; and

(ii)

an additional $10,000 in expenditures on the Claim by December 31, 2006;

Assessment Work

(c)

pay, or cause to be paid, to Wells, or on Wells’s behalf, as Northern may determine, all Claim payments and assessment work required to keep the Claim and this Option in good standing during the term of this Agreement.

5.

RIGHT TO ABANDON PROPERTY INTERESTS

5.1

Should Northern, in its sole discretion, determine that the Claim no longer warrants further exploration and development, then Northern may abandon such interest or interests without affecting its rights or obligations under this Agreement.

6.

TERMINATION OF OPTION

6.1

Subject to paragraph 6.2, the Option shall terminate if Northern fails to make the required cash payments or fails to complete the required assessment work in accordance with paragraph 4.1 herein within the time periods specified therein.

6.2

If Northern shall be in default of any requirement set forth in paragraph 4.1 herein, Wells shall give written notice to Northern specifying the default and Northern shall not lose any rights granted under this Agreement, unless within 60 days after the giving of notice of default by Wells, Northern has failed to cure the default by the appropriate performance.

6.3

If the Option is terminated in accordance with paragraphs 6.1 and 6.2 herein, Northern shall have no interest in or to the Claim, and all expenditures and payments made by Northern to or on behalf of Wells under this Agreement shall be non-refundable by Wells to Northern for which Northern shall have no recourse.

7.

ACQUISITION OF INTERESTS IN THE PROPERTY

At such time as Northern has made the required cash payment and exploration expenditures in accordance with paragraph 4.1 herein, within the time periods specified therein, then the Option shall be deemed to have been exercised by Northern, and Northern shall have thereby, without any further act, acquired an undivided 90% interest in and to the Claim.

8.

RIGHT OF ENTRY

For so long as the Option continues in full force and effect, Northern, its employees, agents, permitted assigns and independent contractors shall have the right to:

(a)

enter upon the Claim;

(b)

have exclusive and quiet possession of the Claim;

(c)

incur expenditures;

(d)

bring upon and erect upon the Claim such mining facilities as Northern may consider advisable; and

(e)

remove from the Claim and sell or otherwise dispose of mineral products.

9.

OPERATOR

After the execution of this Agreement, Northern, or at Northern's option, its associate or nominee or such other unrelated entity as it may determine, will act as the operator of the Claim under this Agreement.  Northern, if operator, may resign as the operator at any time by giving 60 calendar days prior written notice to Wells, and within such 60 day period, Northern may appoint another party who covenants to act as the operator of the Claim upon such terms as Northern sees fit.

10.

POWER AND AUTHORITY OF THE OPERATOR

After the execution of this Agreement, the Operator shall have full right, power and authority to do everything necessary or desirable in connection with the exploration and development of the Claim and to determine the manner of operation of the Claim as a mine.

11.

FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

12.

FORCE MAJEURE

If Northern is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of Northern, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and Northern, insofar as is possible, shall promptly give written notice to Wells of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to Wells as soon as such cause ceases to exist.

13.

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

14.

NOTICE

14.1

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, or if mailed by registered mail, in the case of Wells addressed to them as follows:

Gillian Wells

PH 14 – 1356 56th Street

Tsawwassen, British Columbia

V4L 2P7

and in the case of Northern addressed as follows:

Northern Explorations Ltd.

470 Granville Street, Suite 1120

Vancouver, British Columbia, V6C 1V5

Attention: Richard Novis, President

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed by registered mail, on the third business day after the date of mailing thereof.

14.2

Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

15.

OPTION ONLY

Until the Option is exercised, this is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating Northern to do any acts or make any payments hereunder and any acts or payments made hereunder shall not be construed as obligating Northern to do any further acts or make any further payments.

16.

RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

17.

TIME OF ESSENCE

Time shall be of the essence of this Agreement.

18.

TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

19.

CURRENCY

All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United Stares of America.

20.

SEVERABILITY

In the event that any of the paragraphs contained in this Agreement, or any portion of thereof, is unenforceable or is declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement and such unenforceable or invalid paragraph, or portion thereof, shall be severable from the remainder of the Agreement.

21.

APPLICABLE LAW

The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

22.

ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                                           NORTHERN EXPLORATIONS LTD.

                                           per:

__________________________                 __________________________

Gillian Wells                              Richard Novis, President

SCHEDULE "A"

TO THAT CERTAIN AGREEMENT MADE AS OF JANUARY 4, 2005

BETWEEN GILLIAN WELLS AND NORTHERN EXPLORATIONS LTD.

The Cade claim consists of one mineral claims located in the Lillooet Mining Division of British Columbia, Canada with the following tenure number and area:

               Name of Claim                 Tenure Number

                 Cade                          414553